UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2021

Proto Labs, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-35435	41-1939628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5540 Pioneer Creek Drive Maple Plain, Minnesota	55359
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(763) 479-3680

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	PRLB	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 18, 2021 (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders elected all eight persons nominated by the Company’s board of directors to serve as directors until the next Annual Meeting of Shareholders or until their successors are elected and duly qualified. The Company’s shareholders also ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, and approved an advisory vote on the compensation of the Company’s executive officers as disclosed in the proxy statement for the Annual Meeting. Set forth below are the final voting results for each of the proposals.

Proposal 1. Election of Directors.

Name	For	Against	Abstain	Broker Non-Votes

Robert Bodor	23,039,157	198,850	11,710	1,646,675
Archie C. Black	22,998,229	233,804	17,684	1,646,675
Sujeet Chand	21,766,207	1,472,527	10,983	1,646,675
Moonhie Chin	22,251,878	987,174	10,665	1,646,675
Rainer Gawlick	22,975,339	263,134	11,244	1,646,675
John B. Goodman	22,842,777	395,690	11,250	1,646,675
Donald G. Krantz	23,019,489	219,135	11,093	1,646,675
Sven A. Wehrwein	21,902,404	1,336,602	10,711	1,646,675

Proposal 2. Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2021.

For	Against	Abstain	Broker Non-Votes

24,787,742	96,191	12,459	-

Proposal 3. Advisory approval of executive compensation.

For	Against	Abstain	Broker Non-Votes

22,554,665	654,502	40,550	1,646,675

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTO LABS, INC.

Date: May 18, 2021	By:	/s/ Robert Bodor
Robert Bodor
President and Chief Executive Officer